Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

LOCATION BASED TECHNOLOGIES, INC.

(f/k/a Springbank Resources, Inc.)

January 4, 2008

TABLE OF CONTENTS
Page

ARTICLE 1	CORPORATE OFFICES	1
1.1	Registered Office	1
1.2	Principal Office	1
1.3	Other Offices	1

ARTICLE 2	MEETINGS OF STOCKHOLDERS	1
2.1	Place of Meetings	1
2.2	Annual Meeting	1
2.3	Special Meeting	1
2.4	Notice of Stockholders’ Meetings	2
2.5	Advance Notice of Stockholder Nominees and Stockholder Business	2
2.6	Manner of Giving Notice; Affidavit of Notice	3
2.7	Quorum	3
2.8	Adjourned Meeting; Notice	4
2.9	Voting	4
2.10	Record Date for Stockholder Notice; Voting	4
2.11	Proxies	5
2.12	Organization	5
2.13	Waiver of Notice	5
2.14	Actions without a Meeting	5

ARTICLE 3	DIRECTORS	5
3.1	Powers	5
3.2	Number Of Directors	6
3.3	Election and Term of Office of Directors	6
3.4	Resignation and Vacancies	6
3.5	Removal of Directors	7
3.6	Place of Meetings; Meetings by Telephone	7
3.7	First Meetings	7
3.8	Regular Meetings	7
3.9	Special Meetings; Notice	7
3.10	Quorum	8
3.11	Waiver of Notice	8
3.12	Adjournment	8
3.13	Notice of Adjournment	8
3.14	Board Action by Written Consent Without a Meeting	8
3.15	Fees and Compensation of Directors	8
3.16	Approval of Loans to Officers	8
3.17	Sole Director Provided by Articles of Incorporation	9

ARTICLE 4	COMMITTEES	9
4.1	Committees of Directors	9
4.2	Meetings and Action of Committees	9
4.3	Committee Minutes	10

ARTICLE 5	OFFICERS	10
5.1	Officers	10
5.2	Election of Officers	10
5.3	Subordinate Officers	10
5.4	Removal and Resignation of Officers	10
5.5	Vacancies in Offices	11
5.6	Chairman of the Board	11
5.7	President	11
5.8	Vice Presidents	11
5.9	Secretary	11
5.10	Chief Financial Officer	12
5.11	Assistant Secretary	12
5.12	Administrative Officers	12
5.13	Authority and Duties of Officers	13

ARTICLE 6	INDEMNIFICATION	13
6.1	Indemnification of Directors and Officers	13
6.2	Indemnification of Others	14
6.3	Insurance	14
6.4	Indemnity Not Exclusive	14
6.5	Indemnity Agreements	14
6.6	Amendment, Repeal Or Modification	14

ARTICLE 7	RECORDS AND REPORTS	15
7.1	Inspection of Records	15
7.2	Inspection by Directors	15
7.3	Annual Statement to Stockholders	15
7.4	Representation of Shares of Other Corporations	15
7.5	Certification and Inspection of Bylaws	15

ARTICLE 8	GENERAL MATTERS	15
8.1	Record Date for Purposes other than Notice and Voting	15
8.2	Checks; Drafts; Evidences of Indebtedness	16
8.3	Corporate Contracts and Instruments: How Executed	16
8.4	Stock Certificates; Transfer; Partly Paid Shares	16
8.5	Special Designation on Certificates	17
8.6	Lost Certificates	17
8.7	Transfer Agents and Registrars	17
8.8	Construction; Definitions	17

ARTICLE 9	AMENDMENTS	18

AMENDED AND RESTATED BYLAWS
OF
LOCATION BASED TECHNOLOGIES, INC.
(f/k/a Springbank Resources, Inc.)

ARTICLE 1
CORPORATE OFFICES

1.1           Registered Office.  The registered office shall be the office of the corporation’s agent for service of process in Nevada.

The corporation shall maintain at said registered office a copy, certified by the Secretary of State of the State of Nevada, of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the corporation, of these Bylaws, and all amendments thereto.  The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

1.2           Principal Office.  The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Nevada.

1.3           Other Offices.  The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

2.1           Place of Meetings.  Meetings of stockholders shall be held at any place within or outside the State of Nevada designated by the board of directors.  In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

2.2           Annual Meeting.  The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors.  In the absence of such designation, the annual meeting of stockholders shall be held on the third Tuesday of February in each year at 9:00 a.m.  At the meeting, directors shall be elected, and any other proper business may be transacted.

2.3           Special Meeting.  A special meeting of the stockholders may be called at any time by the board of directors, by the chairman of the board, a president or co-president, the chief financial officer. the secretary or holders of a majority of the outstanding voting stock of the corporation.  No other person or persons are permitted to call a special meeting.

2.4           Notice of Stockholders’ Meetings.  All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting.  The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action).  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

2.5           Advance Notice of Stockholder Nominees and Stockholder Business.  Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation,

(a)           nominations for the election of directors, and

(b)           business proposed to be brought before any stockholder meeting may be made by the board of directors or committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting.  However, any stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of such stockholder’s intent to make such nomination or nominations or to propose such business.  To be timely, such stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made.  To be in proper form, a stockholder’s notice to the secretary shall set forth:

(i)           the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

(ii)           a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)           a representation that the stockholder meets the eligibility thresholds established by Rule 14a-8(b) promulgated by the Securities Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, or any similar rule promulgated by the SEC.

(iv)           if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(v)           such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

(vi)           if applicable, the consent of each nominee to serve as director of the corporation if so elected.

The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

2.6           Manner of Giving Notice; Affidavit of Notice.  Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by electronic or other written communication; provided however, that notices may be delivered to stockholders electronically only if consented to in writing by the stockholder to whom electronic notice is given.  Electronic notices shall comply with the provisions of Section 78.310(8) and (9) of the Nevada Revised Statutes or any successor provision of the Nevada Revised Statutes.  Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice.  Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

2.7           Quorum.  The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.8 of these Bylaws.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Nevada or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

2.8           Adjourned Meeting; Notice.  When a meeting is adjourned to another time and place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9           Voting.  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.10 of these Bylaws, subject to the provisions of Sections 78.352 and 78.365 of the Nevada Revised Statutes or any successor provisions (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

Except as may be otherwise provided in the Articles of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder and stockholders shall not be entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders.

2.10         Record Date for Stockholder Notice; Voting.  For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

The record date for any other purpose shall be as provided in Section 8.1 of these Bylaws.

2.11           Proxies.  Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after six (6) months from its date, unless coupled with an interest or unless the proxy provides for a longer period.  A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or the stockholder’s attorney-in-fact.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 78.355(5) of the Nevada Revised Statutes or any successor provisions.

2.12           Organization.  The chairman of the board, or in the absence of the chairman of the board, any co-president, or, in the absence of a president or co-president and the chairman of the board, one of the corporation’s vice presidents, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting.  In the absence of a president or co-president, the chairman of the board, and all of the vice presidents, the stockholders shall appoint a chairman for such meeting.  The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business.  The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.13           Waiver of Notice.  Whenever notice is required to be given under any provision of the Nevada Revised Statutes or of the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

2.14           Actions without a Meeting.  Any action which may, or is required to, be taken by stockholders at an annual or special meeting may be taken without a meeting so long as (i) all the provisions of Section 78.320(2) of the Nevada Revised Statutes (or any replacement or amendment thereof) are followed and (ii) all applicable provisions of Regulation 14A (or any replacement or amendment thereof) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are followed prior to the effective date of any such action.

ARTICLE 3
DIRECTORS

3.1           Powers.  Subject to the provisions of the Nevada Revised Statutes and to any limitations in the Articles of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2           Number Of Directors.  The board of directors shall not be less than one (1) nor more than nine (9) members.  The exact number of directors shall be three (3) until changed, within the limits specified above by a bylaw amending this Section 3.2 duly adopted by the board of directors or the stockholders.  The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the Articles of Incorporation.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3           Election and Term of Office of Directors.  Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.  Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.4           Resignation and Vacancies.  Any director may resign effective on giving written notice to the chairman of the board, any president or co-president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective.  If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum).  Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

Unless otherwise provided in the Articles of Incorporation or these Bylaws:

(a)           Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(b)           Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these Bylaws, or may apply to a court of competent jurisdiction for a decree summarily ordering an election as provided in Section 78.345 of the Nevada Revised Statutes or any successor provisions.

3.5           Removal of Directors.  Directors, or any one director, may be removed only in accordance with Section 78.335 of the Nevada Revised Statutes or any successor provisions.

3.6           Place of Meetings; Meetings by Telephone.  Regular meetings of the board of directors may be held at any place within or outside the State of Nevada that has been designated from time to time by resolution of the board.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation.  Special meetings of the board may be held at any place within or outside the State of Nevada that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Any meeting of the board, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such participating directors shall be deemed to be present in person at the meeting.

3.7           First Meetings.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting.  No notice of such meeting shall be necessary to newly elected directors.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.8           Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time as shall from time to time be determined by the board of directors.  If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

3.9           Special Meetings; Notice.  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, any president or co-president, any vice president, the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telecopy, telegram, charges prepaid, or electronic mail (e-mail), addressed to each director at that director’s address as it is shown on the records of the corporation.  If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  If the notice is delivered personally or by telephone, telecopy, telegram or electronic mail (e-mail), it shall be delivered personally or by telephone or to the telegraph company or by e-mail at least forty-eight (48) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose or the place of the meeting.

3.10           Quorum.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.12 of these Bylaws.  Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Articles of Incorporation and applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum for that meeting.

3.11           Waiver of Notice.  Notice of a meeting need not be given to any director (i) who signs a waiver of notice, whether before or after the meeting, or (ii) who attends the meeting other than for the express purposed of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  All such waivers shall be filed with the corporate records or made part of the minutes of the meeting.  A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

3.12           Adjournment.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the board to another time and place.

3.13           Notice of Adjournment.  Notice of the time and place of holding an adjourned meeting of the board need not be given unless the meeting is adjourned for more than twenty-four (24) hours.  If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.9 of these Bylaws, to the directors who were not present at the time of the adjournment.

3.14           Board Action by Written Consent Without a Meeting.  Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action.  Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors.  Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board of directors.

3.15           Fees and Compensation of Directors.  Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors.  This Section 3.15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.16           Approval of Loans to Officers.  Subject to Section 402 of the Sarbanes-Oxley Act of 2002, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any of its subsidiaries, including any officer or employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation.  The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.  Subject to Section 402 of the Sarbanes-Oxley Act of 2002, nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.17           Sole Director Provided by Articles of Incorporation.  In the event only one director is required by these Bylaws or the Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to the board of directors.

ARTICLE 4
COMMITTEES

4.1           Committees of Directors.  The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board.  The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.  Any committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board, but no such committee shall have the power or authority to (i) amend the Articles of Incorporation, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, (v) amend the Bylaws of the corporation; or (vi) declare a dividend, authorize the issuance of stock, or approve a short-form merger pursuant to Section 92A.180 of the Nevada Revised Statutes or any successor provisions.

4.2           Meetings and Action of Committees.  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these Bylaws:

Section 3.6 (place of meetings; meetings by telephone), Section 3.8 (regular meetings), Section 3.9 (special meetings; notice), Section 3.10 (quorum),

Section 3.11 (waiver of notice), Section 3.12 (adjournment), Section 3.13 (notice of adjournment) and Section 3.14 (board action by written consent without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

4.3           Committee Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

ARTICLE 5
OFFICERS

5.1           Officers.  The Corporate Officers of the corporation shall be a chief executive officer, a secretary and a chief financial officer.  The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more presidents (if there is more than one president, each shall be called a co-president), one or more vice presidents (however denominated), one or more assistant secretaries, a treasurer and one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.  Any number of offices may be held by the same person.

In addition to the Corporate Officers of the Company described above, there may also be such Administrative Officers of the corporation as may be designated and appointed from time to time by the president of the corporation in accordance with the provisions of Section 5.12 of these Bylaws.

5.2           Election of Officers.  The Corporate Officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment, and shall hold their respective offices for such terms as the board of directors may from time to time determine.

5.3           Subordinate Officers.  The board of directors may appoint, or may empower the president to appoint, such other Corporate Officers as the business of the corporation may require, each of whom shall hold office for such period, have such power and authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

The president may from time to time designate and appoint Administrative Officers of the corporation in accordance with the provisions of Section 5.12 of these Bylaws.

5.4           Removal and Resignation of Officers.  Subject to the rights, if any, of a Corporate Officer under any contract of employment, any Corporate Officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of a Corporate Officer chosen by the board of directors, by any Corporate Officer upon whom such power of removal may be conferred by the board of directors.

Any Corporate Officer may resign at any time by giving written notice to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Corporate Officer is a party.

Any Administrative Officer designated and appointed by the president may be removed, either with or without cause, at any time by the president.  Any Administrative Officer may resign at any time by giving written notice to the president or to the secretary of the corporation.

5.5           Vacancies in Offices.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6           Chairman of the Board.  The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise such other powers and perform such other duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws.  If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

5.7           President.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation.  He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors.  He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

5.8           Vice Presidents.  In the absence or disability of the president, and if there is no chairman of the board, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the president or the chairman of the board.

5.9           Secretary.  The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board of directors, committees of directors and stockholders.  The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws.  He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

5.10           Chief Financial Officer.  The chief financial officer shall also be the treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors.  He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

5.11           Assistant Secretary.  The assistant secretary, if any, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

5.12           Administrative Officers.  In addition to the Corporate Officers of the corporation as provided in Section 5.1 of these Bylaws and such subordinate Corporate Officers as may be appointed in accordance with Section 5.3 of these Bylaws, there may also be such Administrative Officers of the corporation as may be designated and appointed from time to time by the president of the corporation.  Administrative Officers shall perform such duties and have such powers as from time to time may be determined by the president or the board of directors in order to assist the Corporate Officers in the furtherance of their duties.  In the performance of such duties and the exercise of such powers, however, such Administrative Officers shall have limited authority to act on behalf of the corporation as the board of directors shall establish, including but not limited to limitations on the dollar amount and on the scope of agreements or commitments that may be made by such Administrative Officers on behalf of the corporation, which limitations may not be exceeded by such individuals or altered by the president without further approval by the board of directors.

5.13           Authority and Duties of Officers.  In addition to the foregoing powers, authority and duties, all officers of the corporation shall respectively have such authority and powers and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors.

ARTICLE 6
INDEMNIFICATION

6.1           Indemnification of Directors and Officers.  The corporation shall, to the maximum extent and in the manner permitted by the Nevada Revised Statutes as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.  For purposes of this Section 6.1, a “director” or “officer” of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the Board of Directors of the corporation.

The corporation shall pay the expenses (including attorney’s fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Section 6.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director of officer is not entitled to be indemnified under this Section 6.1 or otherwise.

The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation’s Articles of Incorporation, these Bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

6.2           Indemnification of Others.  The corporation shall have the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation.  For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3           Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Nevada Revised Statutes.

6.4           Indemnity Not Exclusive.  The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.  The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

6.5           Indemnity Agreements.  The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article 6.

6.6           Amendment, Repeal Or Modification.  Any amendment, repeal or modification of any provision of this Article 6 shall not adversely affect any right or protection of a director or agent of the corporation existing at the time of such amendment, repeal or modification.

ARTICLE 7
RECORDS AND REPORTS

7.1           Inspection of Records.  Stockholders of record, in person or by attorney or other agent, shall have the rights set forth in Section 78.105 of the Nevada Revised Statutes or any successor provisions to inspect the corporation’s records maintained at its registered office as set forth in Section 1.1 of these By-Laws.  In addition, a stockholder shall have the rights to inspect the financial books and records of the corporation as set forth in Section 78.257 of the Nevada Revised Statutes or any successor provisions.

7.2           Inspection by Directors.  Any director shall have the right to examine (and to make copies of) the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

7.3           Annual Statement to Stockholders.  The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

7.4           Representation of Shares of Other Corporations.  The chairman of the board, if any, any president, any vice president, the chief financial officer, the secretary or any assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this corporation.  The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

7.5           Certification and Inspection of Bylaws.  The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation’s registered office and principal executive office .

ARTICLE 8
GENERAL MATTERS

8.1           Record Date for Purposes other than Notice and Voting.  For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days before any such action.  In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided by law.

If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the applicable resolution.

8.2           Checks; Drafts; Evidences of Indebtedness.  From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3           Corporate Contracts and Instruments: How Executed.  The board of directors, except as otherwise provided in these Bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such power and authority may be general or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4           Stock Certificates; Transfer; Partly Paid Shares.  The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or a president or co-president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transferor registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.5           Special Designation on Certificates.  If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.6           Lost Certificates.  Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time.  The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.7           Transfer Agents and Registrars.  The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

8.8           Construction; Definitions.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Nevada Revised Statutes shall govern the construction of these Bylaws.  Without limiting the generality of this provision, as used in these Bylaws, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

ARTICLE 9
AMENDMENTS

The original or other Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote or by the board of directors of the corporation.  The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

Whenever an amendment or new bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place.  If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

CERTIFICATE OF ADOPTION
OF AMENDED AND RESTATED BYLAWS OF
LOCATION BASED TECHNOLOGIES, INC.
(f/k/a Springbank Resources, Inc.)

The undersigned hereby certifies that she is the duly elected, qualified, and acting Secretary of Location Based Technologies, Inc. and that the foregoing Amended and Restated Bylaws, comprising twenty-one (21) pages including the cover page and table of contents, were adopted as the Bylaws of the corporation effective January 4, 2008, by the Board of Directors of the corporation, and ratified by vote of stockholders holding a majority of the Company’s outstanding voting stock on that date.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 4th day of January 2008.

Desiree Mejia, Corporate Secretary